Exhibit 5.1

February 19, 2021
The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

Re:         The Southern Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to The Southern Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2021 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Common Stock (the “Common Stock”) to be issued by the Company, (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company, (3) Senior Notes (the “Senior Notes”) to be issued by the Company, (4) contracts to purchase Common Stock of the Company or other agreements or instruments requiring the Company to sell Common Stock (the “Stock Purchase Contracts”), and (5) units, each representing ownership of a Stock Purchase Contract and any debt securities of the Company or third parties, including, but not limited to, U.S. treasury securities (the “Stock Purchase Units”). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of October 1, 2015, as heretofore supplemented and as it may be further amended and supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 2007, as heretofore supplemented and as it may be further amended and supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. We have assumed that there will be no changes to such documents or records, or expiration thereof, after the date hereof that would affect the opinions expressed herein.

On the basis of the foregoing, we are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance

February 19, 2021

with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof:

1.When the shares of Common Stock have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the Bylaws of the Company, the shares of Common Stock will be legally issued, fully paid and nonassessable.

2.When the Junior Subordinated Notes and the Senior Notes have been issued and sold and when any supplemental indenture to be entered into in connection with the issuance thereof has been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

3.When the Stock Purchase Contracts have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Contracts will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

4.When the Stock Purchase Units have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Units will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the

February 19, 2021

terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Annex I

HUNTON ANDREWS KURTH LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100

February 19, 2021

Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308-2216

Re:     The Southern Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2021 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other things, (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by The Southern Company (the “Company”), (2) Senior Notes to be issued by the Company (the “Senior Notes”), (3) contracts to purchase the Company’s Common Stock, par value $5 per share (the “Common Stock”) or other agreements or instruments requiring the Company to sell Common Stock (the “Stock Purchase Contracts”) and (4) units, each representing ownership of a Stock Purchase Contract and any debt securities of the Company or third parties, including, but not limited to, U.S. treasury securities (the “Stock Purchase Units”). The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of October 1, 2015, as heretofore supplemented and as it may be further amended and supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 2007, as heretofore supplemented and as it may be further amended and supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.
In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS
WASHINGTON, DC
www.HuntonAK.com

Troutman Pepper Hamilton Sanders LLP
February 19, 2020

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof:
1.When the Junior Subordinated Notes and the Senior Notes have been issued and sold and when any supplemental indenture to be entered into in connection with the issuance thereof has been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
2.When the Stock Purchase Contracts have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Contracts will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
3.When the Stock Purchase Units have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Units will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or

Troutman Pepper Hamilton Sanders LLP
February 19, 2021

agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.
Very truly yours,

/s/Hunton Andrews Kurth LLP